SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 25, 2014

TRUETT-HURST, INC.

______________

(Exact name of registrant as specified in its charter)

Delaware	333-187164	46-1561499
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Foss Creek Circle, Healdsburg, CA 95448
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (707) 431-4436

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this current report on Form 8-K is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors

At the 2014 Annual Meeting held on November 20, 2014 (the “2014 Annual Meeting”), the stockholders of the Truett-Hurst, Inc. (the “Company”) elected Marcus Benedetti as a Class II director to serve until the 2017 annual meeting of stockholders and thereafter until his successor is duly elected and qualified. Mr. Benedetti was elected upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, and has been elected to serve as a member of the Compensation Committee of the Board of Directors.

Compensatory Arrangements of Certain Officers

2012 Stock Incentive Plan

At the 2014 Annual Meeting, the Company’s stockholders approved and adopted an amendment to the Company’s 2012 Stock Incentive Plan (“2012 Plan”) to increase the number of shares available by 748,000 shares or from 252,000 to 1,000,000 shares of common stock for issuance thereunder. The amendment to the Plan was previously approved by the Company’s Board of Directors.

Persons eligible to participate in the 2012 Plan, as amended, will continue to include all employees, officers, non-employee directors of, and consultants to, the Company. A description of the terms of the 2012 Plan can be found in the Company’s Form S-8 filed with the Securities and Exchange Commission on November 6, 2013 (File No. 333-192136) and incorporated herein by this reference.

Item 5.03.	Amendments to Articles of Incorporation; Change in Authorized Shares

At the 2014 Annual Meeting, the stockholders of the Company approved an amendment to its Certificate of Incorporation  to increase the authorized shares of the Company’s Class A common stock from 7,000,000 shares to 15,000,000 shares.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2014 Annual Meeting, the stockholders considered five proposals, each of which is described in more detail in the Company's definitive proxy statement for the 2014 Annual Meeting filed with the Securities and Exchange Commission on October 9, 2014 (File No. 001-35973).  The matters voted upon at the 2014 Annual Meeting and the final results of the votes were as follows:

Proposal 1 – Re-election of three Class II Directors:

Each of the following Class II Directors were re-elected to hold office for a term expiring at time of the Company’s 2017 annual meeting of stockholders. The final voting results are set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-votes
Phillip L. Hurst	5,324,518	155,446	959,889
Paul E. Dolan	5,288,868	191,096	959,889
Daniel A. Carroll	5,288,868	191,096	959,889

Proposal 2 – Election of one Class II Director:

The following nominee for Class II Director was elected to hold office for a term expiring at the time of the Company’s 2017 annual meeting of stockholders.

On November 25, 2014, the Company issued a press release announcing the election of Marcus Benedetti, at the 2014 Annual Meeting. A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The final voting results are set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-votes
Marcus Benedetti	5,457,229	22,735	959,889

Proposal 3 - Ratification of Independent Registered Public Accounting Firm:

The appointment of Burr Pilger Mayer, Inc., as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015 was ratified. The final voting results are set forth below:

Votes For	Number of Shares Votes Against	Abstentions
6,382,018	54,402	3,433

Proposal 4 – Approval of the proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of the Company’s Class A common stock from 7,000,000 to 15,000,000:

Stockholders approved the proposed amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s Class A common stock.

The final voting results are set forth below:

Votes For	Number of Shares Votes Against	Abstentions
6,130,514	292,183	17,156

Proposal 5 – Approval of a proposed amendment to the Company’s 2012 Stock Incentive Plan to increase the number of  shares of Class A common stock reserved for issuance under the 2012 Plan by 748,000 shares or from 252,000 to 1,000,000 shares:

Stockholders approved the amendment to the Company’s 2012 Plan. A description of the terms of the 2012 Plan can be found in the Company’s Form S-8 filed with the Securities and Exchange Commission on November 6, 2013 (File No. 333-192136) and incorporated herein by this reference.

The final voting results are set forth below:

Votes For	Number of Shares Votes Against	Abstentions
5,251,993	223,121	4,850

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated November 25, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truett-Hurst Inc.

By:	/s/ Paul Forgue
Paul Forgue
Chief Financial Officer and
Chief Operations Officer
Date: November 25, 2014

Exhibit Index

Exhibit No.

99.1	Press Release dated November 25, 2014